QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 3.73

FIRST AMENDMENT TO

AMENDED AGREEMENT OF LIMITED PARTNERSHIP OF

HUNTSMAN PURCHASING, LTD.

        THIS FIRST AMENDMENT TO AMENDED AGREEMENT OF LIMITED PARTNERSHIP is made and executed as of the 1st day of January, 2000, by the undersigned, constituting all of the General and Limited Partners of HUNTSMAN PURCHASING, LTD., a Utah limited partnership (hereinafter sometimes referred to as the "Partnership").

RECITALS:

        A.    All of the General and Limited Partners of the Partnership entered into an Agreement of Limited Partnership dated the 31st day of December, 1996, whereby the Partnership was formed. The original General Partner of the Partnership also executed a Certificate of Limited Partnership dated the 30th day of December, 1996, and filed such Certificate with the Division of Corporations and Commercial Code of the Utah Department of Commerce (the "Division") on the 31st day of December, 1996. The Partners completely amended said Agreement of Limited Partnership under the terms of an Amended Agreement of Limited Partnership dated as of the 1st day of January, 1999.

        B.    Effective as of the 1st day of January, 2000, Huntsman Procurement Corporation became the General Partner of the Partnership. Huntsman Procurement Corporation has executed and filed with the Division an Amended Certificate of Limited Partnership reflecting that it is now the General Partner of the Partnership.

        NOW, THEREFORE, in accordance with the provisions of paragraph B of Article XXI of said Amended Agreement of Limited Partnership, the Partners amend said Amended Agreement of Limited Partnership as follows:

          1.     Article V is hereby amended as follows:

ARTICLE V
NAMES AND RESIDENCES OF PARTNERS

          The name and place of residence of each member of the Partnership are as follows:

      General Partner:

      Huntsman Procurement Corporation, a Utah corporation
      500 Huntsman Way
      Salt Lake City, Utah 84108

      Limited Partners

      Huntsman Chemical Purchasing Corporation, a Utah corporation
      500 Huntsman Way
      Salt Lake City, Utah 84108

      Huntsman Petrochemical Purchasing Corporation, a Utah corporation
      500 Huntsman Way
      Salt Lake City, Utah 84108

      Huntsman Enterprises, Inc., a Utah corporation
      500 Huntsman Way
      Salt Lake City, Utah 84108

      Huntsman Polymers Holdings Corporation, a Utah corporation
      500 Huntsman Way
      Salt Lake City, Utah 84108

          2.     Paragraph B of Article VII is hereby amended as follows:

            B.    Capital Interests.    The respective percentage interests of the Partners in the capital of the Partnership are as follows:

Percentage Interests
General Partner:
Huntsman Procurement Corporation	1%
Limited Partners:
Huntsman Chemical Purchasing Corporation	4%
Huntsman Petrochemical Purchasing Corporation	70%
Huntsman Enterprises, Inc.	10%
Huntsman Polymers Holdings Corporation	15%

Total	100%

        Except as otherwise necessary to be consistent with the foregoing amendments, said Amended Agreement of Limited Partnership shall remain in full force and effect as amended herein.

        IN WITNESS WHEREOF, the undersigned, representing all of the General and Limited Partners of the Partnership, have executed this First Amendment to Amended Agreement of Limited Partnership as of the 1st day of January, 2000.

GENERAL PARTNER:
HUNTSMAN PROCUREMENT CORPORATION, a Utah corporation
By:	/s/ TODD ZAGOREC Its: Vice President
LIMITED PARTNERS:
HUNTSMAN CHEMICAL PURCHASING CORPORATION, a Utah corporation
By:	/s/ GARY W. BATTY Its: Vice President
HUNTSMAN PETROCHEMICAL PURCHASING CORPORATION, a Utah corporation
By:	/s/ GARY W. BATTY Its: Vice President
HUNTSMAN ENTERPRISES, INC., a Utah corporation
By:	/s/ MARTIN PETERSEN Its: Vice President
HUNTSMAN POLYMERS HOLDINGS CORPORATION, a Utah corporation
By:	/s/ MARTIN PETERSEN Its: Vice President

QuickLinks

FIRST AMENDMENT TO AMENDED AGREEMENT OF LIMITED PARTNERSHIP OF HUNTSMAN PURCHASING, LTD.
RECITALS
ARTICLE V NAMES AND RESIDENCES OF PARTNERS